Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BorgWarner Inc. Retirement Savings Plan
Auburn Hills, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45499, 333-67131, 333-85291, 333-35718, 333-118202, 333-136605, and 333-150570) of BorgWarner Inc. of our report dated June 12, 2017, relating to the financial statements and supplemental schedule of BorgWarner Inc. Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP
Troy, Michigan

June 12, 2017